                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.    )

    Filed by the registrant /X/
    Filed by a party other than the registrant / /

    Check the appropriate box:
   / /     Preliminary proxy statement
   /X/     Definitive proxy statement
   / /     Definitive additional materials
   / /     Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

_____________________________TEXAS INDUSTRIES, INC._____________________________
                (Name of Registrant as Specified In Its Charter)

___________________________ROBERT C. MOORE, SECRETARY___________________________
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

   /X/     $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).
   / /     $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
   / /     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
   (1)     Title of each class of securities to which transaction applies:
- ----------------------------------------------------------------------------------------------
   (2)     Aggregate number of securities to which transaction applies:
- ----------------------------------------------------------------------------------------------
   (3)     Per unit price or other underlying value of transaction computed pursuant to
           Exchange Act Rule 0-11:(1)
- ----------------------------------------------------------------------------------------------
   (4)     Proposed maximum aggregate value of transaction:
- ----------------------------------------------------------------------------------------------
   /X/     Check  box  if any  part of  the fee  is offset  as provided  by Exchange  Act Rule
           0-11(a)(2)  and  identify  the  filing  for  which  the  offsetting  fee  was  paid previously.  Identify the previous filing by  registration statement number, or the form or schedule and the date of its filing.
   (1)     Amount previously paid:
           $125.00
           -----------------------------------------------------------------------------------
   (2)     Form, schedule or registration statement no.:
           Preliminary Proxy Statement
           -----------------------------------------------------------------------------------
   (3)     Filing party:
           Registrant
           -----------------------------------------------------------------------------------
   (4)     Date filed:
           7/14/95
           -----------------------------------------------------------------------------------

- ------------------------
(1) Set forth the amount of which the filing fee is calculated and state how it was determined.

                                 TEXAS INDUSTRIES, INC.
1341 W. MOCKINGBIRD LANE - DALLAS, TEXAS 75247 - (214) 647-6700

                                                                 August 29, 1995

DEAR SHAREHOLDER:

    You are cordially invited to attend the Annual Meeting of the Shareholders of Texas Industries, Inc., to be held at 9:30 A.M. Central Daylight Time, on Tuesday, October 17, 1995, at KERA-KDTN, 3000 Harry Hines Boulevard, Dallas, Texas.

    The following Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the Meeting. During the Meeting we will also report on the operations of the Company. Our 1995 Annual Report accompanies this Proxy Statement.

    It is important that your shares be represented at the Meeting regardless of the size of your holdings. If you are unable to attend in person, we urge you to participate by voting your shares by proxy. You may do so by filling out and returning the enclosed proxy card.

    If you arrive early, you are invited to have coffee and meet informally with the Directors.

                                                        Sincerely,
                                                     ROBERT D. ROGERS
                                                        PRESIDENT

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON OCTOBER 17, 1995

    The Annual Meeting of Shareholders of Texas Industries, Inc. (the "Company"), will be held at KERA-KDTN, 3000 Harry Hines Boulevard, Dallas, Texas, on Tuesday, October 17, 1995, at 9:30 A.M. (C.D.T.) for the following purposes:

        1.  To elect three (3) Directors to terms expiring in 1998.

        2. To amend the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock.

        3. To amend the Texas Industries, Inc. 1993 Stock Option Plan to increase the number of shares of Common Stock covered by the option automatically granted to non-employee Directors.

        4. To approve the performance-based incentive compensation provision of the employment contract of the Company's Chief Executive Officer.

        5. To transact such other business that may properly come before the Meeting or any adjournment thereof.

    Only Shareholders of record at the close of business on August 21, 1995, will be entitled to vote at the meeting. A list of such Shareholders will be open to the examination of any Shareholder during ordinary business hours for a period of ten days prior to the meeting, at the Executive Offices of the Company at 1341 W. Mockingbird Lane, Dallas, Texas.

    While you are encouraged to attend the meeting, you are requested to date, sign and return promptly the accompanying proxy in the enclosed envelope provided for that purpose.

                                           By Order of the Board of Directors,
                                                     ROBERT C. MOORE
                                                        SECRETARY
Dallas, Texas
August 29, 1995

                                 TEXAS INDUSTRIES, INC.
1341 W. MOCKINGBIRD LANE - DALLAS, TEXAS 75247 - (214) 647-6700

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD OCTOBER 17, 1995

                            SOLICITATION OF PROXIES

    This Proxy Statement is furnished in connection with the solicitation by and on behalf of the Board of Directors of Texas Industries, Inc., a Delaware corporation (the "Company"), of proxies in the accompanying form for exercise at the Annual Meeting of Shareholders of the Company to be held on October 17, 1995, and at any adjournment thereof. The approximate date on which this Proxy Statement and accompanying proxy were first sent to Shareholders is August 29, 1995.

    The cost of soliciting proxies in the accompanying form has been, or will be, borne by the Company. In addition to solicitation by mail, the Company will request banks, brokers and other custodians, nominees, and fiduciaries to send proxy material to the beneficial owners and to secure their voting instructions, if necessary. The Company will reimburse them for their expenses in so doing. Officers and regular employees of the Company may solicit proxies personally, by telephone or telegrams from some Shareholders, if proxies are not promptly received. In addition, the Company has retained Chemical Banking Corporation to assist in the solicitation of proxies at a cost of $5,000 plus reasonable out-of-pocket expenses.

                      OUTSTANDING VOTING STOCK AND QUORUM

    The outstanding voting securities of the Company as of August 21, 1995, were 11,035,129 shares of the Common Stock of the Company and 5,976 shares of the $5 Cumulative Preferred Stock of the Company. Each share is entitled to one vote. The presence at the Meeting, in person or by proxy, of the holders of a majority of the issued and outstanding voting securities of the Company is necessary to constitute a quorum to transact business.

                                VOTING OF PROXY

    The proxy enclosed is designed to permit each Shareholder of record at the close of business on August 21, 1995, to vote at the Annual Meeting and at any adjournments thereof. Shares cannot be voted at the meeting unless the owner is present or represented by proxy. Any proxy may be revoked prior to the voting by notice in writing to the Secretary of the Company at the address stated above. The shares represented by any unrevoked proxy in the accompanying form, if such proxy is properly executed and returned, will be voted in accordance with the specifications made thereon, or in the absence of such specifications, in accordance with the Board of Directors' recommendations.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    The following table furnishes information concerning all persons known to the Company to beneficially own 5% or more of any class of voting stock of the Company as of June 30, 1995.

                                                                          AMOUNT AND NATURE
                NAME AND ADDRESS                        TITLE OF            OF BENEFICIAL         PERCENT
               OF BENEFICIAL OWNER                      SECURITY              OWNERSHIP           OF CLASS
- -------------------------------------------------  -------------------  ----------------------  ------------
Dietche & Field Advisors, Inc.                        Common Stock             814,000 shares(1)        7.4%
437 Madison Avenue
New York, NY 10022
FMR Corp.                                             Common Stock           1,314,100 shares(2)       11.9%
82 Devonshire Street
Boston, Massachusetts 02109
Trimark Investment Management, Inc.                   Common Stock             752,835 shares(3)        6.8%
Scotia Plaza
40 King Street West
Suite 5200
Toronto, Ontario, Canada M5H3Z3
Gerald R. Heffernan                                   $5 Cumulative              2,500 shares         41.8%
22 St. Clair Avenue E., Suite 1700                   Preferred Stock
Toronto, Ontario, Canada M4T2S3
Sally M. Eldredge (Mrs.)                              $5 Cumulative                315 shares          5.3%
P.O. Box 539                                         Preferred Stock
Newport, New Hampshire 03773
KINSAT                                                $5 Cumulative                551 shares          9.2%
Bankers Trust Co.                                    Preferred Stock
P.O. Box 704
Church Street Station
New York, New York 10015
John C. McCrillis                                     $5 Cumulative                315 shares          5.3%
P.O. Box 458                                         Preferred Stock
Newport, New Hampshire 03773
Kray & Co.                                            $5 Cumulative              1,213 shares         20.2%
One Financial Place                                  Preferred Stock
440 LaSalle Street
Chicago, IL 60605

- ------------------------
(1) Based on Schedule 13G dated March 11, 1994 which indicates that Dietche & Field Advisors, Inc. has sole voting and dispositive power over 814,000 shares.
(2) Based on Amendment 2 to Schedule 13G dated February 13, 1995 which indicates that FMR Corp. has sole voting power over 57,200 shares and sole dispositive power over 1,314,100 shares.
(3) Based on Amendment 4 to Schedule 13G dated February 12, 1993 which indicates that Trimark Investment Management, Inc. has sole voting and dispositive power over 752,835 shares.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

    The bylaws of the Company provide for a board of not less than three nor more than twenty-one directors with the actual number to serve at any time to be determined by resolution of the board. The bylaws further provide that the board shall be divided into three classes, each class being as nearly equal in number as possible. The three classes have staggered terms of three years. The terms of office of three of the Directors expire at this Annual Meeting and the proxies solicited hereby cannot be voted for a greater number of persons than the three nominees named below. Unless otherwise indicated, all proxies that authorize the persons named therein to vote for the election of directors will be voted for the election of the nominees named below, each of which is presently a Director of the Company. Directors are elected by plurality vote. If any of the nominees named should not be available for election as a result of unforeseen circumstances, it is the intention of the persons named in the proxy to vote for the election of such substitute nominee, if any, as the Board of Directors may propose.

NOMINEES FOR DIRECTORS

    The following are nominees for election as directors of the Company for a term of office expiring at the Annual Meeting of Shareholders in 1998 or until their respective successors shall have been elected and qualified.

                                                                                                           SERVED AS    PROPOSED
                                                              PRINCIPAL OCCUPATION                         DIRECTOR      TERM TO
           NAME                 AGE                          DURING PAST FIVE YEARS*                         SINCE       EXPIRE
- --------------------------      ---      ---------------------------------------------------------------  -----------  -----------
Robert D. Rogers..........          59   President and Chief Executive Officer of the Company(a)(b)(c)          1970         1998
Ian Wachtmeister..........          62   Chairman and Chief Executive Officer of The Empire, AB,                1977         1998
                                          Stockholm, Sweden
Gerald R. Heffernan.......          76   President, G.R. Heffernan & Associates, Ltd., Toronto, Ontario,        1986         1998
                                          Canada(c)

CONTINUING DIRECTORS

    The term of office for each of the continuing directors expires at the Annual Meeting of Shareholders to be held in the year indicated below, or until his or her successor shall have been elected and qualified.

                                                                                                             SERVED AS
                                                               PRINCIPAL OCCUPATION                          DIRECTOR      TERM TO
           NAME                 AGE                           DURING PAST FIVE YEARS*                          SINCE       EXPIRE
- --------------------------      ---      -----------------------------------------------------------------  -----------  -----------
Robert Alpert.............          63   Chairman of the Board of Alpert Companies (investments) Dallas,          1975         1996
                                          Texas(b)(c)
Richard I. Galland........          79   Attorney at Law since January 1991; Of Counsel, Jones, Day,              1974         1996
                                          Reavis & Pogue, a law firm, Dallas, Texas(d)
Elizabeth C. Williams.....          52   Vice President for Business & Finance/Treasurer, Southern                1995         1996
                                          Methodist University, Dallas, Texas
Gordon E. Forward.........          59   President and Chief Executive Officer of Chaparral Steel                 1991         1997
                                          Company(c)
James M. Hoak, Jr.........          51   Chairman of Heritage Media Corporation (broadcasting and                 1995         1997
                                          advertising), Dallas, Texas since 1987; Chairman of Cypress
                                          Capital Corporation (private investment company), Dallas, Texas, since 1991; Chairman and President of James M. Hoak & Co.
                                          (investment banking) and Hoak Securities Corp. (securities broker-dealer), Dallas, Texas since 1995; Chairman and Chief
                                          Executive Officer of Crown Media, Inc. (cable television),
                                          Dallas, Texas, from 1991-1995(e)
Ralph B. Rogers...........          85   Chairman of the Board of Directors of the Company(a)                     1951         1997

- ------------------------------
 * Based upon information provided by the Directors to the Company as of June 30, 1995.
(a)  Mr. Robert D. Rogers is the son of Mr. Ralph B. Rogers.
(b) Messrs. Alpert and Rogers are members of the Board of Directors of Consolidated Freightways, Inc.
(c) Messrs. Rogers, Heffernan, Alpert and Forward are members of the Board of Directors of Chaparral Steel Company.
(d) Mr. Galland is a member of the Board of Directors of D.R. Horton, Inc. and Associated Materials Inc.
(e) Mr. Hoak is a member of the Board of Directors of Airgas, Inc., Heritage Media Corporation, Midwest Resources Inc., Pier I Imports, Inc. and Sun Coast Industries, Inc.

                BOARD COMMITTEES, MEETINGS, ATTENDANCE AND FEES

    The Board of Directors has an Audit Committee and a Compensation Committee and the full Board of Directors acts in lieu of a Nominating Committee. The Company's Compensation Committee, composed during the last fiscal year of Directors Galland, Alpert, Forward and Hoak, met twice during the year. The Compensation Committee recommends and approves the salaries of top management of the Company and all stock option awards to key employees of the Company and its subsidiaries. Its actions are subject to the review and approval of the Board of Directors.

    The Company's Audit Committee, composed during the last fiscal year of Directors Alpert, Heffernan, Wachtmeister and Williams, met twice with the independent public accountants during the year. The Audit Committee reviews the scope, plan and results of the annual audit with the independent auditors; approves and ratifies each professional service provided by the independent auditors; considers the independence of the auditors; and reviews and approves all non-audit fees paid to the independent auditors.

    The Board, acting in lieu of a Nominating Committee, will consider nominees for directors recommended by shareholders. Communications to the Board may be addressed in care of the Company's Secretary at the Company's Executive Offices.

    The Board of Directors met four times during the last fiscal year. Except for Mr. Alpert, who missed one meeting of the audit committee, each Director attended more than 75 percent of the meetings of the Board of Directors and the meetings of the committees on which he or she served.

COMPENSATION OF DIRECTORS

    Directors who are not employees of the Company currently receive $15,000 per year plus $1,000 for each day that a Board or Committee Meeting is attended. Under a deferred compensation arrangement, such amount may be deferred in whole or in part at the election of the Director. Compensation so deferred is denominated in shares of the Company's Common Stock determined by reference to the average market price during the thirty (30) trading days prior to the date of the arrangement. Dividends are credited to the account in the form of common stock at a value equal to the fair market value of the stock on the date of payment of such dividend. The Company also reimburses Directors for travel, lodging and related expenses they may incur in attending Board and Committee meetings.

OTHER TRANSACTIONS
    No reportable transactions occurred between the Company and any Director, nominee for director, officer or any affiliate of, or person related to, any of the foregoing since the beginning of the Company's last fiscal year (June 1, 1994).

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee is comprised exclusively of Directors who are not officers or employees of the Company. Mr. Forward is President, Chief Executive Officer and Director of Chaparral Steel Company, 81%-owned by the Company. The President of the Company serves as a Director and on the Compensation Committee of Chaparral Steel Company. No other executive officer of the Company serves or has served on the Compensation Committee or as a director of another company, one of whose executive officers serves as a member of the Compensation Committee or as a Director of the Company.

                        SECURITY OWNERSHIP OF MANAGEMENT

    The following table sets forth as of June 30, 1995, the approximate number of shares of Common Stock of the Company and common stock of the Company's 81% owned subsidiary Chaparral Steel Company ("Chaparral") beneficially owned by each Director, by each executive officer named in the Summary Compensation Table and by all Directors and executive officers of the Company as a group.

                                                                                        COMPANY              CHAPARRAL
                                                                                     COMMON SHARES       COMMON SHARES(1)
                                                                                  -------------------   -------------------
                                                                                  BENEFICIALLY          BENEFICIALLY
                                                                                    OWNED**      %(2)     OWNED**      %(3)
                                                                                  ------------   ----   ------------   ----
Robert Alpert...................................................................      5,555(4)    *         1,000       *
Melvin G. Brekhus...............................................................      8,712(4)    *          None       *
Gordon E. Forward...............................................................     57,974(4)    *       101,100(5)    *
Richard M. Fowler...............................................................     48,632(4)    *        41,100(5)    *
Richard I. Galland..............................................................     10,807(4)    *          None       *
Gerald R. Heffernan(6)(7).......................................................    122,000(4)   1.1%        None       *
James M. Hoak, Jr...............................................................      2,000       *          None       *
Robert C. Moore.................................................................     19,467(4)    *        19,600(5)    *
Ralph B. Rogers(8)..............................................................     30,310(4)    *         5,000       *
Robert D. Rogers(9).............................................................    169,320(4)   1.5%     114,800(5)    *
Tommy A. Valenta................................................................      7,800(4)    *          None       *
Ian Wachtmeister(10)............................................................      4,371(4)    *          None       *
Elizabeth C. Williams...........................................................        100       *          None       *
All Directors and Executive Officers as a
 Group (17 Persons).............................................................    522,276(4)   4.7%     285,650(5)    *

- ------------------------
 * Represents less than one percent (1%) of the total number of shares outstanding.
 ** Except as indicated in the notes below, each person has the sole voting and investment authority with respect to the shares set forth in the above table.
(1)  Chaparral  common  stock  is  listed  for trading  on  the  New  York Stock
     Exchange.
(2) Based on the sum of (i) 11,012,692 shares of Common Stock, which on June 30, 1995, was the approximate number of shares outstanding, and (ii) the number of shares subject to options exercisable by such person(s) within 60 days of such date.
(3) Based on the sum of (i) 29,679,900 shares of common stock, which on June 30, 1995, was the approximate number of shares outstanding, and (ii) the number of shares subject to options exercisable by such person(s) within 60 days of such date.
(4) Includes, with respect to such person(s), shares of Common Stock subject to options exercisable within 60 days of June 30, 1995, as follows: Ralph B. Rogers, 1,000 shares; Robert D. Rogers, 40,000 shares; Robert Alpert, 3,000 shares; Melvin G. Brekhus, 8,200 shares; Gordon E. Forward, 10,490 shares; Richard M. Fowler, 16,600 shares; Richard I. Galland, 3,000 shares; Gerald
     R. Heffernan, 2,000 shares; Robert C. Moore, 14,600 shares; Tommy A. Valenta, 7,687 shares; Ian Wachtmeister, 2,000 shares; and all Directors and Executive Officers as a group, 136,577 shares.
(5) Includes, with respect to such person(s), shares of common stock subject to options exercisable within 60 days of June 30, 1995, as follows: Gordon E. Forward, 86,000 shares; Richard M. Fowler, 40,000 shares; Robert C. Moore, 19,000 shares; Robert D. Rogers, 74,000 shares; and all Directors and Executive Officers as a group, 222,000 shares.
(6) Mr. Heffernan owns 2,500 shares of $5 Preferred Stock, approximately 41.8% of the class outstanding. See Security Ownership of Certain Beneficial Owners.
(7) The wife of Mr. Heffernan owns 971 shares of Common Stock as to which he disclaims beneficial ownership.
(8) The wife of Mr. Rogers owns 5,214 shares of Common Stock, as to which he disclaims beneficial ownership.
(9) The wife of Mr. Rogers owns 4,000 shares of Chaparral common stock, as to which he disclaims beneficial ownership.
(10) Includes 100 shares of Common Stock owned by the wife of Mr. Wachtmeister.

                             EXECUTIVE COMPENSATION

    There is shown below information concerning the annual and long-term compensation for services in all capacities to the Company for the fiscal years ended May 31, 1995, 1994 and 1993, of those persons who were, at May 31, 1995,
(i) the Chief Executive Officer and (ii) the other four most highly compensated executive officers of the Company.

SUMMARY COMPENSATION TABLE

                                                                              LONG TERM COMPENSATION
                                                                   --------------------------------------------
                                                                                                      PAYOUTS
                                            ANNUAL COMPENSATION                         AWARDS       ----------      ALL OTHER
NAME AND                                    --------------------                    --------------      LTIP       COMPENSATION
PRINCIPAL POSITION                    YEAR  SALARY($)   BONUS($)   CLASS OF STOCK   STOCK OPTIONS    PAYOUTS($)       ($)(5)
- ------------------------------------  ----  ---------   --------   --------------   --------------   ----------   ---------------
Robert D. Rogers(1) ................  1995   637,324     727,050(4)    Company           50,000         -0-            22,787
 President and Chief Executive                                       Chaparral          40,000
 Officer                              1994   631,916      -0-         Company          -0-              -0-            22,635
                                                                     Chaparral
                                      1993   567,696      -0-         Company          -0-              -0-            22,501
                                                                     Chaparral

Richard M. Fowler(2) ...............  1995   190,000     85,500       Company          -0-              58,500          4,664
 Vice President -- Finance                                           Chaparral          19,000
                                      1994   190,000     43,130       Company           16,500          38,000          3,600
                                                                     Chaparral
                                      1993   180,000     43,200       Company          -0-              -0-             7,841
                                                                     Chaparral

Melvin G. Brekhus ..................  1995   140,000     63,000       Company           22,500          51,000          4,476
 Vice President -- Cement             1994   140,000     31,780       Company          -0-              28,000          3,892
                                      1993   118,333     28,400       Company            8,000          -0-             3,787

Tommy A. Valenta ...................  1995   135,000     60,750       Company           22,000          50,250          3,768
 Vice President -- Concrete           1994   135,000     30,645       Company          -0-              27,000          2,746
                                      1993   112,500     27,000       Company            8,000          -0-             2,700

Robert C. Moore(3) .................  1995   150,000     67,500       Company              -0-          42,500          3,953
 Vice President, General Counsel and                                 Chaparral           3,000
 Secretary                            1994   130,000     29,510       Company           11,500          26,000          3,200
                                                                     Chaparral
                                      1993   120,000     28,800       Company          -0-              -0-             3,120
                                                                     Chaparral

- ------------------------------

(1) Mr. Rogers is Chairman of the Board of Chaparral and participates in its stock option program.

(2) Mr. Fowler also serves as Senior Vice President -- Finance of Chaparral and participates in Chaparral's profit sharing, stock option and performance share programs. During 1993, he received no profit sharing payout. During 1995 and 1994, he received profit sharing payouts of $27,631 and $19,038, respectively. In 1995, 1994 and 1993, he received increments of profit sharing earned in 1989 but deferred, $309, $309 and $8,071, respectively. Under the performance share program, he received dividends of $2,529 and $1,422 in 1995 and 1994, respectively, and vested performance shares in the amount of $68,108 were redeemed in 1993.

(3) Mr. Moore also serves as Vice President, General Counsel and Secretary of Chaparral and participates in its profit sharing and stock option programs. During 1993, he received no profit sharing payouts. During 1995 and 1994, he received profit sharing payouts of $21,814 and $13,026 respectively.

(4) Payment of all but $100,000 of this bonus was deferred pursuant to the terms of Mr. Rogers' employment contract.

(5) Vested and non-vested portion of amounts contributed and allocated by employer to employee benefit plans.

    The  Company  has entered  into a  three-year  employment contract  with Mr.
Robert D. Rogers, its President and Chief Executive Officer, which contract expires May 31, 1996. Under the contract, Mr. Rogers receives a base salary component of $300,000 and an annual award of 10,816 shares of Common Stock, or the cash market value thereof. As incentive compensation under the contract, Mr. Rogers can earn an incentive bonus equal to one percent of the Company's consolidated pre-tax net income if such net income for the fiscal year equals 20% or more of the average common shareholder's equity for such year and an additional one percent of such net income which is in excess of 20% of the Company's average common shareholder's equity for such year. The contract further provides that, beginning with fiscal year 1996 and so long as Mr. Rogers serves as the acting chief operating officer of the cement/aggregate/concrete operations of the Company, he will also participate in the annual cash incentive plans adopted by the Board of Directors for such operations. In the event that Mr. Rogers' incentive compensation during any one fiscal year is greater than $100,000, the Board of Directors may, in its sole discretion, defer payment of such incentive in excess of $100,000 until termination of employment and distribute such deferred amount in cash or Common Stock in three equal annual installments.

    The Company offers a Financial Security Plan for substantially all of its senior managerial and executive employees, including officers of its subsidiaries. The Plan includes disability benefits under certain circumstances and death benefits payable to beneficiaries for a period of ten years or until the participant would have attained age 65, whichever last occurs. Participants who retire at or after attaining age 65 (age 60 in the case of executive officers) will be entitled to a supplemental retirement benefit. In the event of termination of employment under certain circumstances following a change in control (as defined in the Plan), a participant will be deemed to be fully vested in any supplemental retirement benefit, without reduction, provided by the Plan.

1995 STOCK OPTION GRANTS

    The following table sets forth certain information concerning options granted during the fiscal year ended May 31, 1995 to each executive officer named in the Summary Compensation Table under the Company's and Chaparral's stock option plans.

                                                                                                POTENTIAL REALIZABLE
                                                                                                  VALUE OF ASSUMED
                                                 % OF TOTAL                                     ANNUAL RATES OF STOCK
                                                  OPTIONS      EXERCISE                        PRICE APPRECIATION FOR
                                     NO. OF      GRANTED TO     OR BASE                           OPTION TERM($)(2)
                        CLASS OF    OPTIONS     EMPLOYEES IN   PRICE PER                     ---------------------------
NAME                      STOCK    GRANTED(1)       1995       SHARES($)   EXPIRATION DATE   0%       5%         10%
- ----------------------  ---------  ----------   ------------   ---------   ----------------  ---  ----------  ----------
Robert D. Rogers......   Company     50,000         24.4%      33.6875      July 15, 2004    -0-   1,059,625   2,686,125
                        Chaparral    40,000         11.6%        8.375     January 18, 2005  -0-     210,200     533,000
Richard M. Fowler.....   Company      --           --            --               --         --       --          --
                        Chaparral    19,000          5.5%        8.375     January 18, 2005  -0-      99,845     253,175
Melvin G. Brekhus.....   Company     22,500         11.0%       30.625     January 18, 2005  -0-     433,238   1,098,788
Tommy A. Valenta......   Company     22,000         10.8%       30.625     January 18, 2005  -0-     423,610   1,074,370
Robert C. Moore.......   Company      --           --            --               --         --       --          --
                        Chaparral     3,000          0.9%        8.375     January 18, 2005  -0-      15,765      39,975

- ------------------------
(1) The Company's options become exercisable in annual installments beginning one year from the date of grant. Chaparral's options become exercisable in annual installments beginning two years from the date of grant.

(2) The dollar amounts under these columns are the result of calculation at 0% and at the 5% and 10% rates set by the Securities and Exchange Commission and are not intended to forecast possible future appreciation, if any, of the price of the Company stock. The Company did not use an alternative formula for a grant date value as it is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors.

OPTION EXERCISES AND YEAR-END VALUES

    The following table provides information concerning each option exercised during the 1995 fiscal year ended May 31, 1995 under the Company's and Chaparral's stock option plans by each of the named executive officers and the value of unexercised options held by such executive officer on May 31, 1995.

                                                                                                        VALUE OF
                                                                                   NUMBER OF           UNEXERCISED
                                                                                  UNEXERCISED         IN-THE-MONEY
                                                                               OPTIONS AT FISCAL    OPTIONS AT FISCAL
                                                      NUMBER OF                     YEAR END         YEAR END($)(1)
                                                       SHARES                  ------------------  -------------------
                                         CLASS OF    ACQUIRED ON     VALUE        EXERCISABLE/        EXERCISABLE/
NAME                                      STOCK       EXERCISE    REALIZED($)    UNEXERCISABLE        UNEXERCISABLE
- -------------------------------------  ------------  -----------  -----------  ------------------  -------------------
Robert D. Rogers.....................  Company           -0-          --         30,000/70,000       695,550/660,575
                                       Chaparral         -0-          --         74,000/56,000         -0-/45,000
Richard M. Fowler....................  Company           -0-          --          9,300/17,200       132,146/237,285
                                       Chaparral         -0-          --         40,000/29,000         -0-/21,375
Melvin G. Brekhus....................  Company           -0-          --          4,600/30,900       67,191/280,614
Tommy A. Valenta.....................  Company           513         5,449        4,087/30,400       59,658/277,114
Robert C. Moore......................  Company           -0-          --          8,300/13,200       118,584/183,035
                                       Chaparral         -0-          --          19,000/9,000          -0-/3,375

- ------------------------
(1) Computed based upon the difference between aggregate fair market value and aggregate purchase price.

PERFORMANCE GRAPH

    The Company has two major business segments -- a cement/aggregate/concrete segment operating under Texas Industries, Inc., and a steel segment operating under Chaparral Steel Company, an 81%-owned subsidiary of the Company. The Company's consolidated financial statements include the accounts of Chaparral. The following chart compares the Company's cumulative total shareholder return on its Common Stock for the five-year period ended May 31, 1995, with the cumulative total return of the Standard & Poor's 500 Composite Stock Price Index (the "S&P 500"), the Standard & Poor's Steel Index (the "S&P Steel Group") and a Cement Peer Group comprised of LaFarge Corporation, Lone Star Industries, Inc., Medusa Corp. and Southdown, Inc. (the "Cement Peer Group"). These comparisons assume the investment of $100 on May 31, 1990 and the reinvestment of dividends.

                             TEXAS INDUSTRIES, INC.
                              FISCAL YEAR-END 1995

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

            TEXAS TECHNOLOGIES,
                    INC.            S&P 500    S&P STEEL GROUP      CEMENT PEER GROUP
1990                      $100.00    $100.00            $100.00                   $100.00
1991                       $97.87    $111.79             $91.26                    $76.62
1992                      $110.19    $122.81            $104.61                    $86.89
1993                      $105.98    $137.06            $157.38                    $88.37
1994                      $150.81    $142.90            $178.10                   $121.75
1995                      $176.14    $171.75            $150.05                   $112.15

                      REPORT OF THE COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors is composed of four non-employee Directors. The Committee establishes the general compensation policies of the Company and the compensation plans for executive officers. It also administers the Company's Stock Option Plan. The Company's benefit plans, such as the Company's Retirement Plan and group insurance plan, are administered by the Company's Human Resources Department.

    GENERAL. The objective of the Company's management compensation program is to (i) attract and retain highly qualified and productive individuals; (ii) motivate such individuals; and (iii) align their interests with those of the Company's shareholders by building long-term value and thereby improving the return to the Company's shareholders. The program provides for competitive base salaries, annual bonus opportunities, long term incentives in the form of a rolling three-year incentive plan, stock options and competitive benefits including health, life and disability insurance, vacation, a Financial Security Plan and a savings and defined contribution retirement plan. Typically, executives receive annual performance reviews. Such reviews cover considerations such as revenue generated, operating profit, return on assets, cost improvements, operational efficiency, safety, customer service, and cooperation with other employees, depending on the responsibilities of the executive. Only the Chief Executive Officer of the Company is subject to an employment agreement.

    COMPENSATION ELEMENTS. The executive officers' total compensation objective consists of three basic elements -- salaries, annual incentives and long-term incentives. Annual and long-term incentives are a significant portion of total compensation and are strongly linked to financial performance.

    SALARIES. Salaries comprise approximately 45% of the total compensation objective for an executive other than the Chief Executive Officer is composed of salary. Salaries of the Company's executive officers are determined by the Chief Executive Officer within the general compensation policies established by the Committee. Subjective criteria, such as the impact the executive has on the Company, the skills and experience required by the job, individual performance and internal equities are considered in determining salary levels. Quantitative relative weights are not assigned to the different criteria nor is a mathematical formula followed. Salaries are also reviewed periodically and compared to industry and geographic salary surveys to assure that they are in line with competitive market levels. During the year, the salary of the Vice President -- General Counsel and Secretary was increased to what was considered to be an appropriate level based on the criteria mentioned above. The Company may at times suspend or limit salary increases when the operating performance of the Company will not support such increases.

    ANNUAL INCENTIVES. The Board of Directors annually considers the adoption for the ensuing fiscal year of a cash incentive plan for employees, including executives, of the business units comprising the Company's cement/aggregate/concrete operations who do not participate in production plans. Under this annual incentive plan, a cash bonus equal to a designated percentage of an eligible executive's annual wages is earned if pre-established levels of rates of return on assets (as defined in the plan, "ROA") for each of the business units, and overall for the entire cement/aggregate/concrete operations, are achieved. Executives earn an incentive award under the plan only if the pre-established ROA for the entire cement/aggregate/concrete operations is achieved. If the threshold level below which no incentives would be paid is exceeded, the cash incentive awards incrementally increase based upon specified ROA levels pre-established by the Committee. Target ROA levels and the designated percentage of an executive's salary are not established for executives individually; rather they are the same for all executives in order to foster a team-based approach. The Board of Directors has approved an annual incentive plan for the cement/aggregate/concrete operations for fiscal year 1996 under which a threshold ROA of 25% has been established. The threshold level pre-established for the incentive plan established for fiscal year 1995 was exceeded by the cement/aggregate/concrete operations as a whole enabling eligible executives to earn a cash incentive equal to 45% of their salaries. Approximately 10% of the total compensation objective for an executive is based on this annual cash incentive plan.

    LONG-TERM INCENTIVES. Long-term incentives, which comprise approximately 45% of the executive's total compensation objective, are provided under a rolling three-year executive cash incentive plan and the Company's stock option plan.

    In June 1991, a continuous rolling three-year cash incentive plan was established for certain executives (but not including the chief executive officer) of the Company's cement/aggregate/concrete operations. Under this plan, an average ROA (as defined in the plan) threshold is established for the cement/aggregate/concrete operations for the next succeeding three years. For an executive to earn an annual incentive award under this plan, the Company must reach or surpass the three-year average ROA threshold for the preceding three-year period. If the average ROA threshold is reached or surpassed, the participating executives can earn a cash incentive award ranging from 10% to 120% or more of the executive's base salary, depending on the ROA achieved and the recommendation of the Chief Executive Officer based upon his subjective evaluation of the executive's individual performance. The Committee believes that the rolling three-year plan focuses plan participants on growth and profitability for the Company. The average ROA threshold established by the Committee for the rolling three years ending with the Company's 1995 fiscal year was achieved and the participating executives were awarded incentive payments ranging from 15% to 37% of their salaries.

    The Committee believes that ownership of the Company's stock is an important element of its executive compensation program. When granted under the Company's Stock Option Plan, stock options have exercise prices of not less than 100% of the fair market value of the Company's Common Stock on the date of grant, become exercisable 20% after one year, 40% after two years, 60% after three years, 80% after four years and 100% five years after grant, and all expire not more than ten years after grant. Unlike cash, the value of a stock option award will not be immediately realized and will be dependent on the market value of the Common Stock in the future; thus, the option not only provides the executive an incentive for years after it has been awarded but ties this incentive program directly into increasing shareholder value. Stock options also strengthen the ability of the Company to attract, motivate and retain executives of superior capability required to achieve the Company's business objectives in an intensely competitive environment. Options are granted under guidelines established under the general compensation policies of the Company. An executive is targeted to have between three to five times annual salary in accumulated options priced at the time of grant, such grants occurring approximately every two to three years. Under these guidelines, during fiscal year 1995, Tommy A. Valenta was granted an option covering 22,000 shares and Melvin G. Brekhus was granted an option covering 22,500 shares.

    CHIEF EXECUTIVE OFFICER'S COMPENSATION. The Chief Executive Officer's compensation was established after a review of the salaries of chief executive officers of similar companies in the Company's lines of business and/or other companies of comparable sales and capitalization, and contains both a base salary component and incentives based on the consolidated results of the Company's steel and cement/aggregate/concrete operations. In addition, beginning in fiscal year 1996, during the period that he is acting as the chief operating officer of the cement/aggregate/concrete operations, he will participate in the annual cash incentive plan for such operations. During fiscal year 1995, the Company exceeded the performance goals pre-established in his employment contract and he earned incentive compensation of $727,050, payment of all but $100,000 of which was deferred pursuant to the terms of the contract. Under the Company's Stock Option Plan guidelines, during fiscal year 1995, he was granted an option covering 50,000 shares of Common Stock.

    TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION. The Omnibus Budget Reconciliation Act of 1993 added Section 162(m) to the Internal Revenue Code.
Section 162(m) makes certain "non-performance based" compensation to certain executives of the Company in excess of $1,000,000 non-deductible to the Company. To qualify as "performance-based compensation", performance goals must be pre-established and such goals approved by the Company's Shareholders before such compensation is paid. To satisfy the requirements of Section 162(m), the Company intends to submit the incentive payment provisions of the Chief Executive Officer's employment contract to the Company's Shareholders for approval at the Annual meeting of Shareholders (see Proposal 4). The Company generally intends to structure the compensation with its executives to achieve maximum deductibility under Section 162(m) with minimum sacrifices in flexibility and corporate objectives.

                           RICHARD I. GALLAND, Chairman            ROBERT ALPERT
                           GORDON E. FORWARD                       JAMES M. HOAK

                                 PROPOSAL NO. 2
                        AMENDMENT OF THE CERTIFICATE OF
                          INCORPORATION OF THE COMPANY

    At a meeting held July 14, 1995, the Board proposed that the Certificate of Incorporation of the Company be amended to increase the number of authorized shares of Common Stock which the Company is authorized to issue from 15,000,000 shares presently authorized to 40,000,000 shares.

    At May 31, 1995, there were 12,533,613 shares of Common Stock outstanding, including 1,523,113 treasury shares; 1,304,445 shares of Common Stock are reserved for issuance under the Company's stock option and awards plans, leaving only 2,685,055 shares of Common Stock available for issuance. The amendment will not alter the par value of the Common Stock or the rights of shareholders as such. The proposed increase in the authorized Common Stock has been recommended by the Board to assure that an adequate supply of authorized unissued shares of Common Stock is available for general corporate needs, such as future stock splits, or future financings and acquisitions requiring the issuance of Common Stock, and increasing the number of shares of Common Stock available for issuance under the Company's Stock Option Plan and under future employee benefit plans. The issuance of additional shares of Common Stock other than as a stock dividend would cause a dilution of the relative ownership of present shareholders and also may potentially have an antitakeover effect by making it more difficult to obtain shareholder approval of various actions, such as a takeover, merger or removal of management. The Company has in place certain other provisions which have an antitakeover effect. In 1976, the shareholders approved amendments to the Company's Bylaws to provide for a classified board of directors (see "Election of Directors") and to the Company's Certificate of Incorporation to require approval by holders of 80% of the outstanding capital stock of the Company entitled to vote with respect to any business combination involving the Company and a shareholder who, together with its affiliates, is the beneficial owner of 5% or more of the Company's capital stock ("interested shareholder") unless such business combination is approved by a vote of 80% of the Board which, at the time of the approval, has no director whose election was effected by an interested shareholder in opposition of Company's management, and the transaction provides for the shareholders to receive a per share value in cash or other consideration at least equal to the highest price per share paid by the interested shareholder for any shares of the Company. In 1986, the shareholders approved amendments to the Company's Certificate of Incorporation which generally (i) require the affirmative vote of the holders of 75% or more of the Company's outstanding capital stock to amend, alter, change, add to or repeal the Bylaws of the Company and (ii) provide that no action required or permitted to be effected at an annual or special meeting of shareholders may be effected by a consent in writing by such shareholders. The Company does not believe that its Certificate of Incorporation or Bylaws contain any other provisions which could be viewed as having an antitakeover effect.

    In July 1986, the Board of Directors adopted a Shareholder Protection Plan to protect the value of the Company in the event of a takeover. The Plan entails a dividend distribution to the Company's Shareholders of one Right to buy one two-hundredth of a share of a new series of junior participating preferred stock for each share of Common Stock outstanding. A Right will be exercisable in the event of the acquisition of 25% or more of the Company's Common Stock by one party or several parties acting as a group ("acquiring person"). In the event that the Company is acquired in a merger or other business combination transaction or that 50% or more of its assets or earning power is sold, each holder of a Right shall thereafter have the right to receive, upon exercise of the Right, that number of shares of common stock of the acquiring person which at the time of such transaction would have a market value of two times the exercise price of the Right. In the event that the Company is the surviving corporation in a merger and its Common Stock is not changed or exchanged, or in the event the acquiring person engages in one of a number of self-dealing transactions, or an acquiring person becomes the beneficial owner of 40% or more of the outstanding Common Stock, each holder of a Right (other than the acquiring person, which will thereafter be void), will have the right to receive that number of shares of Common Stock having a market value of two times the exercise price of the Right. The Plan also protects against certain kinds of self-dealing transactions by a shareholder who acquires 25% or more of the Common Stock of the Company and does not effect a second-step merger. The Plan is intended to encourage any potential acquiror of the Company to negotiate the manner and terms of the transaction with the Board of Directors and to protect shareholders from unsolicited tender offers which do not treat all shareholders in a fair and equal manner and other coercive takeover tactics. The Rights may have an antitakeover effect, however, by discouraging potential acquirors of the Company.

    Except as described in this proxy statement, the Company has no present intention to sell or otherwise dispose of the additional shares of Common Stock to be created by the adoption of the proposed amendment. The Company is not currently aware of any specific effort by third parties to accumulate securities of the Company or to obtain control of the Company.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE TO APPROVE THE AMENDMENT OF THE CERTIFICATE OF INCORPORATION OF THE COMPANY TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

                                 PROPOSAL NO. 3
         AMENDMENT OF THE TEXAS INDUSTRIES, INC. 1993 STOCK OPTION PLAN

DESCRIPTION OF AMENDMENT

    On July 14, 1995, the Board of Directors adopted and approved, subject to the approval of the Company's Shareholders, the amendment to the Texas Industries, Inc. 1993 Stock Option Plan ("Plan") set forth in Exhibit "A", to increase the number of shares of Common Stock from 5,000 to 10,000 covered by the option automatically granted under the Plan to each non-employee director on the date the non-employee director is elected or reelected to the Board of Directors of the Company. The purpose of this amendment is to adjust non-employee directors' equity compensation to be in line with the equity compensation granted to non-employee directors of similar companies in the Company's lines of business and/or other companies of comparable sales and capitalization. This amendment will provide that options are automatically granted under the Plan to each non-employee director of 10,000 shares of Common Stock, effective as of the date each such non-employee director is first elected either by the Board or by the Shareholders at an annual meeting and each time thereafter that such non-employee director is reelected at an annual meeting. Each non-employee director elected at the upcoming Annual Meeting will automatically be granted an option for 10,000 shares of Common Stock. The current non-employee director nominees for reelection to the Board are Gerald R. Heffernan and Ian Wachtmeister.

GENERAL

    The Plan is administered by the Compensation Committee ("Committee") of the Board of Directors ("Board") who also has the authority to adopt rules and regulations relating to the Plan. The option price of a stock option must not be less than 100% of the fair market value of the Common Stock on the day of grant, the value of which is deemed to be the mean between the high and low sales price of a share of Common Stock on the New York Stock Exchange on such date (for non-employee directors, such grant date being the date of election/reelection to the Board). The exercise price must be paid in full in cash upon the exercise of the option or in cash and/or by delivery of shares of Common Stock already owned by the optionee having an aggregate fair market value equal to the option price. The maximum term of an option granted under the Plan is ten years from the date of grant.

    The Board may terminate the Plan at any time and may amend the Plan from time to time in such respects as the Board may deem advisable without the approval of the shareholders of the Company unless such amendment would increase the number of shares of Common Stock as to which incentive stock options may be granted; or change the class of employees eligible to receive incentive stock options; or disqualify an incentive stock option under the Code, in which case approval of the shareholders is required. Further, approval of the shareholders is required for any amendment to the Plan which could, as determined for the purposes of Rule 16b-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934 (the "1934 Act"), materially increase the benefits accruing to participants under the Plan; or materially increase the number of shares of Common Stock which may be issued under the Plan; or materially modify the requirements as to eligibility for participation in the Plan.

FEDERAL INCOME TAX CONSEQUENCES

    The grant of a stock option under the Plan will not, by itself, result in the recognition of taxable income to the optionee or entitle the Company to a deduction at the time of such grant. The exercise of an incentive stock option generally will not give rise to taxable income to an optionee or a deduction to the Company. When Common Stock is received by an optionee pursuant to the exercise of an incentive stock option, the excess of the fair market value of the Common Stock at the time of exercise over the option price will be treated as income for the purposes of computing the optionee's alternate minimum taxable income.

    Upon exercise of a nonstatutory stock option, an optionee must recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option price. The Company will be entitled to a deduction in an amount equal to the ordinary income of the optionee, provided the Company withholds appropriate federal income taxes. These rules are modified, in certain respects, in the case of an optionee who is subject to the insider trading provisions of Section 16 of the 1934 Act.

    Adoption of the proposed amendment to the Plan to increase the number of shares of Common Stock with respect to which options may be granted to non-employee Directors upon election/reelection to the Board of Directors of the Company requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock represented at the Annual Meeting of Shareholders.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE TO APPROVE THE AMENDMENT OF THE COMPANY'S 1993 STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK COVERED BY THE OPTION AUTOMATICALLY GRANTED TO NON-EMPLOYEE DIRECTORS.

                                 PROPOSAL NO. 4
              APPROVAL OF PERFORMANCE-BASED INCENTIVE COMPENSATION
                 PROVISIONS CONTAINED IN EMPLOYMENT CONTRACT OF
                     THE COMPANY'S CHIEF EXECUTIVE OFFICER

    At the Annual Meeting, the Shareholders are being asked to approve the terms relating to incentive compensation to be paid to Robert D. Rogers, the Company's President and Chief Executive Officer, set forth in an employment contract ("Employment Contract") between the Company and Mr. Rogers. The Employment Contract contains two incentive components, one of which is tied to performance goals relating to the consolidated financial results of the Company and Chaparral and the other of which is tied to performance goals for the Company's cement/aggregate/concrete operations as set forth in the incentive plan adopted annually for such operations by the Board of Directors. See "Executive
Compensation"  and   "Report  of   the  Compensation   Committee  on   Executive
Compensation" for descriptions of the Employment Contract and the annual incentive plan performance goals. The terms of the Employment Contract were negotiated at arm's length and the incentive plan performance goals are pre-established annually by the Compensation Committee, which is comprised solely of non-employee directors, and approved by the Board of Directors. The Company believes that the incentive-related provisions of the Employment Contract provide performance incentives that are and will be beneficial to the Company and its shareholders.

    As discussed above, recent changes in the Internal Revenue Code limit the Company's tax deduction for expense in connection with compensation of its chief executive officer and its four other most highly-compensated executive officers for any fiscal year to the extent that the remuneration of such person exceeds $1,000,000 during such fiscal year, excluding remuneration that qualifies as "performance-based compensation". Section 162(m) of the Code provides that in order for remuneration to be treated as qualified performance-based compensation, the material terms of the performance goals must be disclosed to and approved by the shareholders of the employer.

    Approval of the performance-based incentive compensation provisions contained in the Employment Contract requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock represented at the Annual Meeting of Shareholders.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE TO APPROVE THE INCENTIVE COMPENSATION PROVISIONS CONTAINED IN THE EMPLOYMENT AGREEMENT WITH THE CHIEF EXECUTIVE OFFICER.

                             SECTION 16 COMPLIANCE

    Section 16(a) of the Securities and Exchange Act of 1934 generally requires the Company's Directors and executive officers and persons who own more than 10% of a registered class of the Company's equity securities ("10% owners") to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Directors, executive officers and 10% owners are required by the Securities and Exchange Commission regulation to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on review of copies of such reports furnished to the Company and written transaction reports of its Directors and executive officers that no other reports were required to be filed during the 1995 fiscal year, all Section 16(a) filing requirements applicable to its Directors, executive officers and 10% owners were complied with, except that Burl W. Ruth (who is no longer with the Company) filed a late report with respect to the exercise of a stock option.

                         INDEPENDENT PUBLIC ACCOUNTANTS

    Ernst & Young LLP were the Company's independent auditors for the last fiscal year and will continue to be for the current year. A representative of Ernst & Young LLP will attend the Shareholders' Meeting; and although such representative does not intend to make a statement to the Shareholders, he will be available to respond to any relevant questions of the Shareholders.

                                 ANNUAL REPORT

    A copy of the Company's Annual Report for the fiscal year ended May 31, 1995, is being mailed to each Shareholder of record along with the proxy material, but is not to be considered as a part of the proxy soliciting materials.

                           1996 SHAREHOLDER PROPOSALS

    Proposals of Shareholders intended to be presented at the next Annual Meeting of Shareholders presently scheduled for October 15, 1996, must be received by the Secretary of the Company not later than May 1, 1996, to be eligible for inclusion in the proxy statement and form of proxy relating to that meeting.

                                 OTHER MATTERS

    At the date of this Proxy Statement, the Board of Directors was not aware that any matters not referred to in this Proxy Statement would be presented for action at the Meeting. If any other matters should come before the Meeting, the persons named in the accompanying proxy will have the discretionary authority to vote all proxies in accordance with their best judgment.

                                           By Order of the Board of Directors,
                                                     ROBERT C. MOORE
                                                        SECRETARY

                                                                     EXHIBIT "A"

    RESOLVED, that subject to approval by the Company's shareholders, paragraph 9 of the Company's Stock Option Plan be amended to read in its entirety as follows:

    "9. GRANT OF OPTION TO NON-EMPLOYEE DIRECTORS. Effective on the date after July 14, 1995 that each non-employee Director is first elected to the Board of Directors either by the Board of Directors or at an annual meeting of the Company's shareholders (an "Annual Meeting") to the Board of Directors and thereafter reelected to the Board of Directors of the Company at an Annual Meeting for a three-year term, such non-employee Director shall automatically be granted a stock option under the Plan covering 10,000 shares of Common Stock. For the purpose of this paragraph 9, a "non-employee Director" is defined as a person who has not been an employee of the Company (or any subsidiary of the Company) for all or any part of the preceding fiscal year. The per share exercise price of such Option shall be equal to the fair market value of the Common Stock (as determined in accordance with paragraph 6) on the date of election or reelection to the Board, as the case may be."

                FOR SHARES OF COMMON STOCK

                  TEXAS INDUSTRIES, INC.

 PROXY FOR ANNUAL MEETING OF SHAREHOLDERS OCTOBER 17, 1995

     THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned hereby appoints ROBERT ALPERT, GERALD R. HEFFERNAN and ROBERT D. ROGERS, or any of them, attorneys and proxies, with power of substitution and revocation, to vote, as designated on the reverse side, all shares of stock which the undersigned is entitled to vote, with all powers which the undersigned would possess if personally present, at the Annual Meeting (including all adjournments thereof) of shareholders of Texas Industries, Inc. to be held on Tuesday, October 17, 1995 at 9:30 A.M. at KERA-KDTN, 3000 Harry Hines Blvd., Dallas, Texas.

(THIS PROXY CONTINUES AND MUST BE SIGNED ON THE REVERSE SIDE)

- -------------------------------------------------------------
                  -FOLD AND DETACH HERE-

TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS JUST SIGN BELOW; NO BOXES NEED TO BE CHECKED
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, 3 AND 4


Item 1 - Election of Directors (see reverse). Robert D. Rogers, Ian Wachtmeister and         Item 2-Proposal FOR approval of amend-
                                              Gerald R. Heffernan to serve in a class        ment to Certificate of Incorporation
                                              of directors with a term expiring 1998.        of Texas Industries, Inc. to increase
                                                                                             number of authorized shares of Common
                          WITHHOLD                                                           Stock.
 FOR all nominees         AUTHORITY           (Instruction: To withhold authority to vote
    (except as     to vote for all nominees   for an individual nominee write that nominee's
 specified hereon)     listed at right        name on the space provided below.)                 FOR     AGAINST     ABSTAIN
       / /                   / /              _____________________________________________      / /       / /         / /

Item 3-Proposal FOR approval of amendment     Item 4-Proposal FOR approval of the perform-   Item 5-To transact such other busi-
to Texas Industries, Inc. 1993 Stock Option   ance-based incentive compensation provision    ness that may properly come before
Plan to increase number of shares of Common   of employment contract of Texas Industries,    the meeting.
Stock covered by the option automatically     Inc. Chief Executive Officer.
granted to non-employee Directors.

    FOR     AGAINST     ABSTAIN                        FOR     AGAINST     ABSTAIN
    / /       / /         / /                          / /       / /         / /

                                               THIS PROXY WHEN PROPERLY EXECUTED WILL BE
                                               VOTED IN THE MANNER DIRECTED HEREIN BY THE
                                               UNDERSIGNED. IN THE ABSENCE OF SUCH
                                               INSTRUCTIONS THIS PROXY WILL BE VOTED FOR
                                               THE NOMINEES LISTED IN ITEM 1 AND FOR THE
                                               PROPOSALS IN ITEMS 2, 3 AND 4.

                                               (Sign exactly as name(s) appear hereon. If
                                               shares are held jointly each holder should
                                               sign. If signing for estate, trust or
                                               corporation, title or capacity should be
                                               stated.)

                                               Please date, sign and return this Proxy in
                                               the enclosed business envelope.
________________________________________________
| "PLEASE MARK INSIDE BLUE BOXES SO THAT DATA  | Dated:_______________________________, 1995
|  PROCESSING EQUIPMENT WILL RECORD YOUR VOTES"| ___________________________________________
|______________________________________________| ___________________________________________

- -------------------------------------------------------------
                  -FOLD AND DETACH HERE-